Exhibit 10.24

                      AMENDMENT NO. 2 TO ADVISORY AGREEMENT

            THIS AMENDMENT NO. 2 TO ADVISORY AGREEMENT, made as of January 1, 2005, between FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, an Ohio business trust corporation (the "Trust") and FUR ADVISORS, LLC, a Delaware limited liability company (the "Advisor").

            WHEREAS, pursuant to that certain Advisory , dated December 31, 2003, between the Trust and the Advisor, as amended by that certain Amendment No. 1 to Advisory Agreement, dated as of January 8, 2004 (as amended, the "Advisory Agreement") the Advisor has been retained to provide, among other things, certain asset management, investor relations and accounting services to the Trust;

            WHEREAS, the Trust and the Advisor desire to amend the Advisory Agreement as provided herein.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, it is agreed as follows:

      1. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Advisory Agreement.

      2. The Advisory Agreement is hereby amended as follows:

            a. Section 4.1 of the Advisory Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof;

            4.1 Asset Management Fee. The Advisor shall be entitled to receive an asset management fee, which shall be payable quarterly basis, equal to the lesser of the Asset Based Fee and the Equity Based Fee. For purposes of this Section 4.1, the following terms have the following meanings:


                        "Asset Based Fee" - means an amount equal to: 1.00% of the Gross Asset Value up to $100 million, .75% of the Gross Asset Value between $100 million and $250 million, .625% of the from Finova Capital Corporation, the fee amount with respect to such assets shall be equal Gross Asset Value between $250 million and $500 million and .50% of the Gross Asset Value in excess of $500 million; provided, however, with respect to the properties acquired to .25% of Gross Asset Value of such properties that is subject to leverage.

                        "Equity Based Fee" - means an amount equal to (i) 1.5% of the Issuance Price of the issued and outstanding Equity Securities of the Trust plus (ii) .25% of any equity contribution by a third party to a joint venture managed by the Trust, in each case pro rated to the extent that an equity security was not issued for the entire quarterly period.

                        "Equity Securities" - means common shares, convertible preferred shares, convertible debt and perpetual preferred shares which do not require dividend payments.

                        "Gross Asset Value" - means, as of a particular date, the gross asset value of all assets owned, directly or indirectly, by the Trust on that date, as determined, in the case of assets whose values are not readily ascertainable, by the most recent appraisal of such assets by an independent appraiser of national reputation selected by the Trust. The Gross Asset Value shall be calculated as of the last day of the period in respect of which the annual asset management fee is payable.

                        "Issuance Price" - means, with respect to future issuances, the issuance price of the Equity Security after deducting any underwriting discounts and commissions and other expenses and costs relating to the issuance, and with respect to the Trust's existing Equity Securities, as follows:

                              Common Shares - 26,058,913 Common Shares (the
                        "$2.30 Common Shares") are to be based on an issuance price of $2.30, the FUR Investors LLC tender price, and 5,000,000 Common Shares (the "$2.60 Common Shares") are to be based on an issuance price of $2.60, the price paid by FUR Investors LLC.

                              Series A Cumulative Convertible Redeemable
                        Preferred Shares - $25 per share.

      The Issuance Price will be modified accordingly in the event of stock splits and, in the event of a Common Share repurchase, the shares repurchased will be allocated proportionally among the $2.30 Common Shares, the $2.60 Common Shares and all future issuances of Common Shares.

            b. Section 5.2(l) of the Advisory Agreement is deleted in its entirety.

            c. Section 6.3 of the Advisory Agreement is hereby amended by adding the following at as subsection (c) thereof.

                  "(c) In the event that this Agreement shall have been
            terminated by the Trust for cause, the Trust shall have the right to offset any direct damages to the Trust caused by the actions giving rise to such termination for cause against the fee otherwise payable under this Section 6.3."

      3. Miscellaneous. (a) Except as modified hereby, the Advisory Agreement shall remain in full force and effect and the provisions thereof are hereby ratified and confirmed.

            (b) All references in the Advisory Agreement to "this Agreement", "hereunder", "hereto" or similar references, and all references in all other documents to the Advisory Agreement shall hereinafter be deemed references to the Advisory Agreement as amended hereby.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                              FIRST UNION REAL ESTATE EQUITY AND
                                              MORTGAGE INVESTMENTS

                                              By: /s/ Michael L. Ashner
                                                  ------------------------------
                                                  Michael L. Ashner
                                                  Chief Executive Officer



                                              FUR ADVISORS LLC

                                              By: /s/ Peter Braverman
                                                  ------------------------------
                                                  Peter Braverman
                                                  Executive Vice President